Exhibit 99.1

PARK HOTELS & RESORTS INC. PROVIDES ADDITIONAL UPDATE ON COVID-19 MEASURES

Tysons, VA – (BUSINESS WIRE) – March 26, 2020 – Park Hotels & Resorts Inc. (NYSE: PK) (“Park” or the “Company”) today announced an update on measures it is taking, independently and in coordination with its hotel management companies, to mitigate the effect on its business from the national emergency that has arisen as a result of the COVID-19 virus.  The updates are as follows –

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Park and its hotel management companies have suspended or commenced the suspension of operations at nearly half of Park’s 60 hotels in order to minimize Park’s ongoing expenditures during the current low occupancy caused by the COVID-19 disruption.  Park’s remaining hotels are currently expected to remain open under reduced operations so long as incremental savings are achieved.

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Park and its hotel management companies have been proactively pursuing alternative sources of revenue from applicable government authorities and hospitals such as providing temporary lodging for first responders, other medical personnel, military personnel, displaced guests and residents of communities where Park’s hotels are located.

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Park has drawn the remaining $650 million of its $1 billion unsecured revolving credit facility as a precautionary measure, with the result that Park’s cash on hand is now approximately $1.3 billion.  On April 15, 2020, Park will pay from these funds its previously announced quarterly dividend of $0.45 per share to stockholders of record on March 31, 2020.

“Park owns some of the largest hotels in San Francisco, New York, Honolulu, New Orleans and Chicago – and we are proactively seeking opportunities for these market-leading assets and other major Park assets to support their cities, the COVID-19 responder community and others,” said Thomas J. Baltimore, Jr., Chairman and CEO of Park. “As well, we have further fortified Park’s ability to endure the COVID-19 disruption by drawing on our credit facility – and now have $1.3 billion in funds to wait out this difficult period and meet our commercial obligations as needed.  Our lenders have been invaluable partners to us through this time – and we thank them for their ongoing confidence in Park.”

Park’s revolving credit facility bears interest at variable rates at Park’s option. The weighted average interest rate for the entire revolving credit facility draw, which includes Park’s previously announced $350 million draw initiated on March 16, 2020, is 2.46%.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, the impact to its business and financial condition and that of its hotel management companies of, and measures (including through potential alternative sources of revenue) being taken in response to, the COVID-19 virus, the effects of competition and the effects of future legislation or regulations, and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2019, as such factors may be updated from time to time in Park’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Park Hotels & Resorts
Park Hotels & Resorts Inc. (NYSE: PK) is the second largest publicly traded lodging real estate investment trust with a diverse portfolio of market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio currently consists of 60 premium-branded hotels and resorts with over 33,000 rooms located in prime U.S. markets with high barriers to entry. For additional information, please visit Park's website at www.pkhotelsandresorts.com.

For more information, contact:
Ian Weissman
Senior Vice President, Corporate Strategy
571-302-5591
iweissman@pkhotelsandresorts.com

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